Exhibit 23.1

               Consent of Independent Certified Public Accountants


CoActive Marketing Group, Inc.

Great Neck, NY

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated May 30, 2002, relating to the consolidated financial statements and schedule of CoActive Marketing Group, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2002.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Melville, New York

October 15, 2002